                         PROSPECTUS DATED ________, 1999

--------------------------------------------------------------------------------
                      REVOLUTION VALUE VARIABLE ANNUITY
--------------------------------------------------------------------------------

      a deferred combination fixed and variable annuity contract issued by

            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")


                ------------------------------------------------
                      JOHN HANCOCK ANNUITY SERVICING OFFICE
                ------------------------------------------------

                 529 Main Street (X-3)   Phone:  1-800-732-5543
                 Charlestown, MA  02129  Fax:  1-800-886-3048
                ------------------------------------------------

     The contract enables you to earn (1) fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and (2) an investment-based return in the following variable investment options:

------------------------------------------------------------------------------------------------
  VARIABLE INVESTMENT OPTION                                         MANAGED BY
  --------------------------                                         ----------
  V.A. Sovereign Investors ...................        John Hancock Advisers, Inc.
  V.A. Core Equity ...........................        Independence Investment Associates, Inc.
  Aggressive Balanced ........................        Independence Investment Associates, Inc.
  Fidelity VIP Contrafund ....................        Fidelity Management & Research Company
  Equity Index ...............................        State Street Global Advisers
  Large Cap Value CORE .......................        Goldman Sachs Asset Management
  V.A. Financial Industries ..................        John Hancock Advisers, Inc.
  Large Cap Aggressive Growth ................        Alliance Capital Management L.P.
  Fidelity VIP Growth ........................        Fidelity Management & Research Company
  MFS Growth .................................        Massachusetts Financial Services Company
  Large/Mid Cap Value ........................        Wellington Management Company, LLP
  Mid Cap Blend ..............................        Independence Investment Associates, Inc.
  AIM V.I. Value .............................        AIM Advisors, Inc.
  MFS Research ...............................        Massachusetts Financial Services Company
  AIM V.I. Growth ............................        AIM Advisors, Inc.
  Fundamental Mid Cap Growth .................        Oppenheimer Funds, Inc.
  Small/Mid Cap CORE .........................        Goldman Sachs Asset Management
  Small/Mid Cap Value ........................        The Boston Company Asset Management, LLC
  Small/Mid Cap Growth .......................        Wellington Management Company, LLP
  Small Cap Growth ...........................        John Hancock Advisers, Inc.
  MFS New Discovery ..........................        Massachusetts Financial Services Company
  International Balanced .....................        Brinson Partners, Inc.
  Templeton International ....................        Templeton Investment Counsel, Inc.
  International Equity .......................        Goldman Sachs Asset Management
  Fidelity VIP Overseas ......................        Fidelity Management & Research Company
  Templeton Developing Markets ...............        Templeton Asset Management, Ltd.
  Short-Term Bond ............................        Independence Investment Associates, Inc.
  Bond Index .................................        Mellon Bond Associates, LLP
  V.A. Bond ..................................        John Hancock Advisers, Inc.
  V.A. Strategic Income ......................        John Hancock Advisers, Inc.
  High Yield Bond ............................        Wellington Management Company, LLP
  V.A. Money Market ..........................        John Hancock Advisers, Inc.
------------------------------------------------------------------------------------------------

  We may offer additional variable investment options in the future.

  For each variable investment option you select, we invest your money in a corresponding "Fund." The currently available "Funds" include certain Funds, Portfolios or Series of the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Inc., the Templeton Variable Product Series Fund, Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II, and the MFS Variable Insurance Trust (together, "the Trusts").

  Each Trust is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). Each of the Trusts' "Funds" is a separately managed investment portfolio that has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Trust and each individual Fund that contains detailed information about each available Fund. Be sure to read the prospectuses for the Trusts and the individual Funds before selecting any variable investment option.

  For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

  ************************************************************************

  The SEC has not approved or disapproved the contracts, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

  Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

  The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                             GUIDE TO THIS PROSPECTUS

  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

     . "CONDENSED FINANCIAL INFORMATION" follows the "Additional
       Information." This gives some basic information about the size and past performance of the variable investment options.

 The Trusts' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

 We've also filed with the SEC a "Statement of Additional Information," dated _______, 1999. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page __.
-------------------------------------------------------------------------------

                                INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                                       PAGE

  Accumulation units.................................................
  Annuitant..........................................................
  Annuity payments...................................................
  Annuity period.....................................................
  Contract year......................................................
  Date of issue......................................................
  Date of maturity...................................................
  Free withdrawal amount.............................................
  Funds..............................................................
  Guarantee periods.............................................cover
  Investment options.................................................
  Market value adjustment............................................
  Premium payments...................................................
  Surrender value....................................................
  Surrender..........................................................
  Variable investment options...................................cover
  Withdrawal charge..................................................
  Withdrawal.........................................................

                                    FEE TABLE

  The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

OWNER TRANSACTION EXPENSES AND ANNUAL CONTRACT FEE

   . Maximum Withdrawal Charge (as % of amount withdrawn)                     7%
   . Annual Contract  Fee (applies only to contracts of less than $50,000)   $30

ANNUAL CONTRACT EXPENSES (AS A % OF THE AVERAGE TOTAL VALUE OF THE CONTRACT)


   . Mortality and Expense Risk Charge                                     1.25%

  This charge doesn't apply to amounts held in the guarantee periods.

ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)


  The Funds must pay investment management fees and other operating expenses. These fees and expenses are different for each Fund and reduce the investment return of each Fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

  The figures in the following chart for the Funds of the John Hancock Variable Series Trust I are expressed as percentages of each Fund's average daily net assets for 1998 (rounded to two decimal places). The percentages reflect the investment management fees currently payable and the 1998 other operating expenses allocated to the Fund (except that the other fund expenses for the Aggressive Balanced, Large Cap Value CORE, Large Cap Aggressive Growth, Large/Mid Cap Value, Mid Cap Blend, Fundamental Mid Cap Growth, Small/Mid Cap Value, and International Equity Index Funds are based upon estimates for the current fiscal year).

--------------------------------------------------------------------------------
                                                                    OTHER FUND
                         MANAGEMENT   OTHER FUND   TOTAL FUND    EXPENSES ABSENT
      FUND NAME             FEES      EXPENSES(1)   EXPENSES      REIMBURSEMENT
----------------------------------------------------------------------------------
  Aggressive Balanced                   0.10%
----------------------------------------------------------------------------------
  Equity Index              0.14%       0.08%         0.22%           0.08%
----------------------------------------------------------------------------------
  Large Cap Value CORE                  0.10%
----------------------------------------------------------------------------------
  Large Cap Aggressive
    Growth                              0.10%
----------------------------------------------------------------------------------
  Large/Mid Cap Value                   0.10%
----------------------------------------------------------------------------------
  Mid Cap Blend                         0.10%
----------------------------------------------------------------------------------
  Fundamental Mid Cap
    Growth                              0.10%
----------------------------------------------------------------------------------
  Small/Mid Cap CORE        0.80%       0.10%         0.90%           0.23%
----------------------------------------------------------------------------------
  Small/Mid Cap Value                   0.10%
----------------------------------------------------------------------------------
  Small/Mid Cap Growth      0.75%       0.05%         0.80%           0.05%
----------------------------------------------------------------------------------
  Small Cap Growth          0.75%       0.08%         0.83%           0.08%
----------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    OTHER FUND
                         MANAGEMENT   OTHER FUND   TOTAL FUND    EXPENSES ABSENT
      FUND NAME             FEES      EXPENSES(1)   EXPENSES      REIMBURSEMENT
----------------------------------------------------------------------------------
  International
    Balanced                0.85%       0.10%         0.95%           0.64%
----------------------------------------------------------------------------------
  International Equity
    Index                               0.10%
----------------------------------------------------------------------------------
  Short-Term Bond           0.30%       0.05%         0.35%           0.05%
----------------------------------------------------------------------------------
  Bond Index                0.15%       0.05%         0.20%           0.05%
----------------------------------------------------------------------------------
   High Yield Bond          0.65%       0.07%         0.72%           0.07%
----------------------------------------------------------------------------------

     (1) John Hancock Mutual Life Insurance Company reimburses a fund when the fund's other operating expenses exceed 0.10% of the Fund's average daily net assets.

     The figures in the following chart for the Funds of the John Hancock Declaration Trust are expressed as percentages of each Fund's average daily net assets for 1998 (rounded to two decimal places). The percentages reflect the investment management fees currently payable and the 1998 other operating expenses allocated to the John Hancock Declaration Trust.

------------------------------------------------------------------------------------------
                                                                            OTHER FUND
                                 MANAGEMENT   OTHER FUND   TOTAL FUND    EXPENSES ABSENT
          FUND NAME                 FEES      EXPENSES(2)   EXPENSES      REIMBURSEMENT
------------------------------------------------------------------------------------------
  V.A. Sovereign Investors          0.60%        0.14%        0.74%            0.14%
------------------------------------------------------------------------------------------
  V.A. Core Equity                  0.70%        0.25%        0.95%            0.25%
------------------------------------------------------------------------------------------
  V.A. Financial Industries         0.80%        0.12%        0.92%            0.12%
------------------------------------------------------------------------------------------
  V.A. Bond                         0.50%        0.25%        0.75%            0.84%
------------------------------------------------------------------------------------------
  V.A. Strategic Income             0.60%        0.25%        0.85%            0.33%
------------------------------------------------------------------------------------------
  V.A. Money Market                 0.50%        0.24%        0.74%            0.24%
------------------------------------------------------------------------------------------

     (2) John Hancock Funds, Inc., has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets.

     The following table states the total management fee and the total annual Service Class operating expense, as percentage of each class's average net assets, for each fund for the fiscal year ended December 31, 1998. The total class operating expenses do not reflect the effect of any reduction of certain expenses during the period.


-----------------------------------------------------------------------------------------
                                                                          TOTAL CLASS
                                           OTHER CLASS   TOTAL CLASS   OPERATING EXPENSES
                            MANAGEMENT      OPERATING     OPERATING          ABSENT
        FUND NAME              FEES         EXPENSES     EXPENSES(3)     REIMBURSEMENT
-----------------------------------------------------------------------------------------
  Fidelity VIP Contrafund      0.59%          0.21%         0.80%            0.80%
-----------------------------------------------------------------------------------------
  Fidelity VIP Growth          0.59%          0.21%         0.80%            0.80%
-----------------------------------------------------------------------------------------
  Fidelity VIP Overseas        0.74%          0.27%         1.01%            1.01%
-----------------------------------------------------------------------------------------

     (3) Fidelity Management & Research Company has volutarily agreed to reimburse Service Class of the funds to the extent that total operating expenses (excluding interest, taxes, securites lending fees, brokerage commissions and extraordinary expenses), as a percentage of their respective average net assets, exceed 1.10% for the Contrafund and 1.60% for the Growth and Overseas Funds. If certain expense reductions resulting from the use of brokerage commissions and univested cash balances were included, the above operating expense percentages would have been reduced by 0.05% for the Contrafund and Growth Fund and 0.04% for the Overseas Fund.

     The following table for the Funds of the Templeton Variable Products Series Fund shows the management fees and other operating expenses for each Fund for the fiscal year ended December 31, 1998. The figures in the table are expressed as percentages (rounded to two decimal places) of each Fund's average daily net assets for 1998.

--------------------------------------------------------------------------------
                                                               TOTAL FUND
                                  MANAGEMENT    OTHER FUND     OPERATING
           FUND NAME                 FEES       EXPENSES       EXPENSES
--------------------------------------------------------------------------------
  Templeton International            0.69%        0.42%          1.11%
--------------------------------------------------------------------------------
  Templeton Developing Markets       1.25%        0.66%          1.91%
--------------------------------------------------------------------------------

  The following table for the Series of the MFS Variable Insurance Trust shows the management fees and other operating expenses for each Series for the fiscal year ended December 31, 1998. The figures in the table are expressed as percentages (rounded to two decimal places) of each Series' average daily net assets for 1998.

--------------------------------------------------------------------------------
                                                                    OTHER FUND
                         MANAGEMENT   OTHER FUND   TOTAL FUND    EXPENSES ABSENT
      FUND NAME             FEES       EXPENSES    EXPENSES(4)   REIMBURSEMENT(5)
----------------------------------------------------------------------------------
  MFS Growth                0.75%        0.25%        1.00%           3.28%
----------------------------------------------------------------------------------
  MFS Research              0.75%        0.11%        0.86%           0.11%
----------------------------------------------------------------------------------
  MFS New Discovery         0.90%        0.27%        1.17%           4.32%
----------------------------------------------------------------------------------

     (4) Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. Expenses do not take into account these expense reductions, and are therefore higher than the actual expenses of the series.

     (5) Massachusetts Financial Services Company has contractually agreed to bear expense for the series, subject to reimbursement by the series, such that each such series "other operating expenses" shall not exceed 0.25% of the average daily net assets of the series during the current fiscal year.

     The following table for the Funds of the AIM Variable Insurance Funds, Inc., shows the management fees and other operating expenses for each Funds for the fiscal year ended December 31, 1998. The figures in the table are expressed as percentages (rounded to two decimal places) of each Fund's average daily net assets for 1998.

--------------------------------------------------------------------------------
                                                      TOTAL FUND
                           MANAGEMENT    OTHER FUND     OPERATING
       FUND NAME              FEES       EXPENSES      EXPENSES
--------------------------------------------------------------------------------
  AIM V.I. Value              0.64%        0.08%         0.72%
--------------------------------------------------------------------------------
  AIM V.I. Growth             0.61%        0.05%         0.66%
--------------------------------------------------------------------------------

EXAMPLES*


     If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay the following current expenses, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets:

---------------------------------------------------------------------------
                                      1 YEAR   3 YEARS  5 YEARS   10 YEARS
---------------------------------------------------------------------------
  V.A. Sovereign Investors
---------------------------------------------------------------------------
  V.A. Core Equity
---------------------------------------------------------------------------
  Aggressive Balanced
---------------------------------------------------------------------------
  Fidelity VIP Contrafund
---------------------------------------------------------------------------
  Equity Index
---------------------------------------------------------------------------
  Large Cap Value CORE
---------------------------------------------------------------------------
  V.A. Financial Industries
---------------------------------------------------------------------------
  Large Cap Aggressive Growth
---------------------------------------------------------------------------
  Fidelity VIP Growth
---------------------------------------------------------------------------
  MFS Growth
---------------------------------------------------------------------------
  Large/Mid Cap Value
---------------------------------------------------------------------------
  Mid Cap Blend
---------------------------------------------------------------------------
  AIM V.I. Value
---------------------------------------------------------------------------
  MFS Research
---------------------------------------------------------------------------
  AIM V.I. Growth
---------------------------------------------------------------------------
  Fundamental Mid Cap Growth
---------------------------------------------------------------------------
  Small/Mid Cap CORE
---------------------------------------------------------------------------
  Small/Mid Cap Value
---------------------------------------------------------------------------
  Small/Mid Cap Growth
---------------------------------------------------------------------------
  Small Cap Growth
---------------------------------------------------------------------------
  MFS New Discovery
---------------------------------------------------------------------------
  International Balanced
---------------------------------------------------------------------------
  Templeton International
---------------------------------------------------------------------------
  International Equity Index
---------------------------------------------------------------------------
  Fidelity VIP Overseas
---------------------------------------------------------------------------
  Templeton Developing Markets
---------------------------------------------------------------------------
  Short-Term Bond
---------------------------------------------------------------------------
  Bond Index
---------------------------------------------------------------------------
  V.A. Bond
---------------------------------------------------------------------------
  V.A. Strategic Income
---------------------------------------------------------------------------
  High Yield Bond
---------------------------------------------------------------------------
  V.A. Money Market
---------------------------------------------------------------------------

     If you commence receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay the following current expenses, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming 5% annual return on assets.

----------------------------------------------------------------------
                                 1 YEAR   3 YEARS  5 YEARS   10 YEARS
----------------------------------------------------------------------
  V.A. Sovereign Investors
----------------------------------------------------------------------
  V.A. Core Equity
----------------------------------------------------------------------
  Aggressive Balanced
----------------------------------------------------------------------
  Fidelity VIP Contrafund
----------------------------------------------------------------------
  Equity Index
----------------------------------------------------------------------
  Large Cap Value CORE
----------------------------------------------------------------------
  V.A. Financial Industries
----------------------------------------------------------------------
  Large Cap Aggressive Growth
----------------------------------------------------------------------
  Fidelity VIP Growth
----------------------------------------------------------------------
  MFS Growth
----------------------------------------------------------------------
  Large/Mid Cap Value
----------------------------------------------------------------------
  Mid Cap Blend
----------------------------------------------------------------------
  AIM V.I. Value
----------------------------------------------------------------------
  MFS Research
----------------------------------------------------------------------
  AIM V.I. Growth
----------------------------------------------------------------------
  Fundamental Mid Cap Growth
----------------------------------------------------------------------
  Small/Mid Cap CORE
----------------------------------------------------------------------
  Small/Mid Cap Value
----------------------------------------------------------------------
  Small/Mid Cap Growth
----------------------------------------------------------------------
  Small Cap Growth
----------------------------------------------------------------------
  MFS New Discovery
----------------------------------------------------------------------
  International Balanced
----------------------------------------------------------------------
  Templeton International
----------------------------------------------------------------------
  International Equity Index
----------------------------------------------------------------------
  Fidelity VIP Overseas
----------------------------------------------------------------------
  Templeton Developing Markets
----------------------------------------------------------------------
  Short-Term Bond
----------------------------------------------------------------------
  Bond Index
----------------------------------------------------------------------
  V.A. Bond
----------------------------------------------------------------------
  V.A. Strategic Income
----------------------------------------------------------------------
  High Yield Bond
----------------------------------------------------------------------
  V.A. Money Market
----------------------------------------------------------------------

* THESE EXAMPLES DO NOT INCLUDE ANY APPLICABLE PREMIUM TAXES OR ANY FEES FOR OPTIONAL BENEFIT RIDERS. THE EXAMPLES SHOULD NOT BE CONSIDERED REPRESENTATIONS OF PAST OR FUTURE EXPENSES; ACTUAL CHARGES MAY BE GREATER OR LESS THAN THOSE SHOWN ABOVE. THE EXAMPLES ASSUME FUND EXPENSES AT RATES SET FORTH ABOVE FOR 1998, AFTER REIMBURSEMENTS. THE ANNUAL CONTRACT FEE HAS BEEN INCLUDED AS AN ANNUAL PERCENTAGE OF ASSETS.

                                BASIC INFORMATION

  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:


  QUESTION                                                                 PAGES TO SEE
  --------                                                                 ------------
What is the contract? ...........................................................

Who owns the contract? ..........................................................

Is the owner also the annuitant? ................................................

How can I invest money in a contract? ...........................................

How will the value of my investment in the contract change over time? ...........

What annuity benefits does the contract provide? ................................

What are the tax consequences of owning a contract? .............................

Can I change my contract's investment options? ..................................

What fees and charges will be deducted from my contract? ........................

How can I withdraw money from my contract? ......................................

What happens if the annuitant dies before my contract's date of maturity? .......

What other benefits can I purchase under a contract? ............................

Can I return my contract? .......................................................

WHAT IS THE CONTRACT?

  The contract is a "deferred payment variable annuity contract." An annuity contract provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a deferred payment contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a variable annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen.

WHO OWNS THE CONTRACT?

  That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

  Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant or joint annuitant. You could also name as joint annuitants two persons other than yourself.

HOW CAN I INVEST MONEY IN A CONTRACT?

PREMIUM PAYMENTS

  We call the investments you make in your contract "premiums" or "premium payments." In general, you need at least a [$5,000] initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page __ or if you purchase your contract through the annuity direct deposit program, different minimums will apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

APPLYING FOR A CONTRACT

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

  We measure the years and anniversaries of your contract from its date of issue. We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue.

LIMITS ON PREMIUM PAYMENTS

  You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

-------------------------------------------------------------------------
                                              YOU MAY NOT MAKE ANY
                                            PREMIUM PAYMENTS AFTER THE
    IF YOUR CONTRACT IS USED TO FUND          ANNUITANT REACHES AGE
-------------------------------------------------------------------------
       a "tax qualified plan"*                       70 1/2**
-------------------------------------------------------------------------
       a non-tax qualified plan                      85
-------------------------------------------------------------------------

           * as that term is used in "Tax Information," beginning on page __. ** except for a ROTH IRA, which has no age limit.

  We will not issue a contract if the proposed annuitant is older than age 84. We may waive any of these limits, however.

WAYS TO MAKE PREMIUM PAYMENTS

  Premium payments made by check or money order must be:

     . drawn on a U.S. bank,

     . drawn in U.S. dollars, and

     . made payable to "John Hancock."

  Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at one of the addresses shown on page 1 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

  Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

PREMIUM PAYMENTS BY WIRE

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

  If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     . issue a contract;

     . accept premium payments;  or

     . allow other transactions.

  After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

  Prior to a contract's date of maturity, the amount you've invested in any VARIABLE INVESTMENT OPTION will increase or decrease based upon the investment experience of the corresponding Fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the Fund directly and reinvested all Fund dividends and distributions in additional shares.

  Like a regular mutual fund, each Fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table on page __. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What charges will be deducted from my contract?" beginning on page __.

  The amount you've invested in a GUARANTEE PERIOD will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

  However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page __.

  At any time before the date of maturity, your "TOTAL VALUE OF YOUR CONTRACT" equals

     . the total amount you invested,

     . minus all charges we deduct,

     . minus all withdrawals you have made,

     . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

     . plus the interest we credit to any of your contract's value while it is in a guarantee period.

 WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the "annuity period". During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 30, for information about all of these choices you can make.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     . partial withdrawal

     . full withdrawal ("surrender")

     . payment of death benefit proceeds as a single sum upon the annuitant's death

     . periodic payments under one of our annuity payment options

  In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

  How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as

     . the type of the distribution

     . when the distribution is made

     . the nature of any tax qualified retirement plan for which the contract is being used, if any

     . the circumstances under which the payments are made

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

CAN I CHANGE MY CONTRACT'S INVESTMENT OPTIONS?

ALLOCATION OF PREMIUM PAYMENTS

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your "investment options") in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using counts as one "use" of an investment option, even if you had used that option at an earlier time. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

TRANSFERRING YOUR ASSETS

  Up to 12 times during each year of your contract, you may transfer, free of any charge,

     . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

     . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option.

 We reserve the right to prohibit or to impose a charge of up to $25 on any transfers in excess of the 12 free transfers. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not

     . transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

     . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

     . make any transfers, during the annuity period, to or from a guarantee period, or

     . make any transfer during the annuity period that would result in more than four investment options being used at once.

We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.


  The contract you are purchasing was not designed for professional market timing organizations or other persons that use programmed, large, or frequent transfers. The use of such transfers may be disruptive to a Fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a Fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

PROCEDURE FOR TRANSFERRING YOUR ASSETS

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the one of the locations shown on page
1.  Your request should include

     . your name,

     . daytime telephone number,

     . contract number,

     . the names of the investment options being transferred to and from each, and

     . the amount of each transfer.

 The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

TELEPHONE TRANSFERS

  Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

DOLLAR-COST AVERAGING VALUE PROGRAM

  You may elect to deposit any new premium payment of $5,000 or more in the guarantee rate account. Each deposit will be depleted over the 6 or 12 month period you select. The assets in this account will be automaticaly transferred to one or more variable investment options over a 6 or 12 month period. At the time of deposit, you will designate:

     . the variable investment options to which assets will be transferred;

     . the percentage amount to be transferred to each such variable investment option; and

     . the period over which the transfers will occur.

 Under our current administrative rules, you may have multiple deposits under this program at the same time, but the time period for each such deposit must be the same (i.e., all must be 6 month periods or 12 month periods). Transfers to the guarantee periods are not permitted under this program. Assets in the account will earn a fixed rate of return at the effective annual rate in effect at the time the deposit is made into the account. Such rate will apply to any portion of the deposit remaining in the account until the full amount of such deposit has been transferred to the selected variable investment options. We will declare the rate for the account from time to time.

  The guarantee rate account is a separate account established by John Hancock under Massachusetts law. The account's assets belong to John Hancock. Each contract provides that amounts we hold in the account pursuant to the contracts cannot be reached by any person who may have claims against us.

  The dollar-cost averaging value program and the standard dollar-cost averaging program (described on page ___) cannot be used at the same time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

MORTALITY AND EXPENSE RISK CHARGE

  We deduct a daily charge that compensates us primarily for mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

  In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

ANNUAL CONTRACT FEE

  Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

PREMIUM TAXES

  We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain states assess a tax of up to 5% of each premium payment.

  In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

WITHDRAWAL CHARGE

  If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred sales load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

  Free withdrawal amounts:  If you have any profit in your contract, you can
  -----------------------
always withdraw that profit without any withdraw charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

  Here's how we determine the charge:  If the amount you withdraw or surrender
  ----------------------------------
totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

  The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

--------------------------------------------------------------------------------
 YEARS FROM DATE OF PREMIUM PAYMENT TO
    DATE OF SURRENDER OR WITHDRAWAL                        WITHDRAWAL CHARGE*
--------------------------------------------------------------------------------
7 or more ..............................................      0%
--------------------------------------------------------------------------------
6 but less than 7 ......................................      1%
--------------------------------------------------------------------------------
5 but less than 6 ......................................      2%
--------------------------------------------------------------------------------
4 but less than 5 ......................................      3%
--------------------------------------------------------------------------------
3 but less than 4 ......................................      4%
--------------------------------------------------------------------------------
2 but less than 3 ......................................      5%
--------------------------------------------------------------------------------
1 but less than 2 ......................................      6%
--------------------------------------------------------------------------------
less than 1 ............................................      7%
--------------------------------------------------------------------------------

  * AS A PERCENTAGE OF THE AMOUNT OF SUCH PREMIUM THAT WE CONSIDER TO HAVE BEEN WITHDRAWN (INCLUDING THE WITHDRAWAL CHARGE), AS EXPLAINED IN THE TEXT IMMEDIATELY BELOW.


  Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

   Here's how we deduct the withdrawal charge:  We deduct the withdrawal charge
   ------------------------------------------
proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from the Growth option and 40% from the V.A. Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the V.A. Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each.
 If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

  You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

  When withdrawal charges don't apply:  We don't assess a withdrawal charge in
  -----------------------------------
the following situations:

     . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

     . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

  How an MVA affects the withdrawal charge:  If you make a withdrawal from a
  ----------------------------------------
guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

OTHER CHARGES

  We offer, subject to state availability, four optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

------------------------------------------------------------------------------------------
                                             0.10% of premiums you contributed within 7
  Waiver of withdrawal charge benefit        years prior to the date of deduction
------------------------------------------------------------------------------------------
  Enhanced death benefit                     0.15% of your contract's  total value
------------------------------------------------------------------------------------------
  Accumulated value enhancement*             0.35% of your initial premium payment (which
                                             we may increase on a uniform basis for all
                                             covered persons within the same state)
------------------------------------------------------------------------------------------
  Guaranteed retirement income benefit       0.30% of your contract's total value
------------------------------------------------------------------------------------------

  * If you choose the accumulated value enhancement, you must also choose the waiver of withdrawal charge.


  We deduct the charge proportionally from each of your investment options, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

SURRENDERS AND PARTIAL WITHDRAWALS

  Prior to your contract's date of maturity, if the annuitant is living, you may:

     . surrender your contract for a cash payment of its "surrender value," or

     . make a partial withdrawal of the surrender value.

  The "surrender value" of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee, any applicable premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

  Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page __. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

  We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal

     . for an amount less than $100, or

     . if the remaining total value of your contract would be less than $1,000.

We reserve the right to terminate your contract if the value of your contract becomes zero.

  You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

WAIVER OF WITHDRAWAL CHARGE RIDER

  If your state permits, the person (or persons) covered under this contract may purchase an optional waiver of withdrawal charge rider at the time of application. Such "covered persons" are the owner and the owner's spouse, unless the owner is a trust. In those cases, the "covered persons" are the annuitant and the annuitant's spouse. Under this rider, we will waive withdrawal charge on any withdrawals, if a "covered person" has been diagnosed with one of the critical illness listed in the rider, or if all the following conditions apply:

     . a covered person become confined to a nursing home beginning at least
       30 days after we issue your contract.

     . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care.

     . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

You may not purchase this rider if (1) you are older than 74 years at application or (2) if you were confined to a nursing home within the past two years.

  There is a charge for this rider, as set forth under "Other charges" on page __, above. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on
request.   In certain marketing materials, this rider may be referred to
"CareSolutions."

  If you purchase this rider, you and your immediate family will also have access to:

     . a national program designed to help the elderly maintain their independent living by providing advice about an array of elder care services available to seniors, and

     . a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

SYSTEMATIC WITHDRAWAL PLAN

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. We will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my contract change over time?" beginning on page __, and "What fees and charges will be deducted from my contract?" beginning on page __. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

     . you may elect the plan only if the total value of your contract equals $25,000 or more.

     . the amount of each systematic withdrawal must equal at least $100.

     . if the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

     . you may cancel the plan at any time.

     . we reserve the right to modify the terms or conditions of the plan at any time without prior notice.

STANDARD DOLLAR-COST AVERAGING PROGRAM

  You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the standard dollar-cost averaging program:

     . you may elect the program only if the total value of your contract equals $15,000 or more.

     . the amount of each transfer must equal at least $250.

     . you may change your dollar-cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     . you may not use the standard dollar-cost averaging program and the dollar-cost averaging value program at the same time.

     . you may not use the standard dollar-cost averaging program and the rebalancing program at the same time.

     . you may discontinue the program at any time.

     . the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

     . automatic transfers to or from guarantee periods are not permitted.

     . we reserve the right to terminate the program at any time.

STRATEGIC REBALANCING

  This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The asset rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transfering amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

  This program can be elected in the application or by sending the appropriate form to our Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

  Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

  The guarantee periods do not participate in and are not affected by strategic rebalancing. The strategic rebalancing and standard dollar-cost averaging programs cannot be in effect at the same time. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

  If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity.

  If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would received the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," beginning on page __.)

  We will pay a "standard" death benefit, unless you have chosen an "rider," as discussed below.

STANDARD DEATH BENEFIT

   The standard death benefit is the greater of:

     . the total value of your contract, adjusted by any then-applicable market value adjustment, or

     . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, at the John Hancock Annuity Servicing Office:

     . proof of the annuitant's death, and

     . any required instructions as to method of settlement.

  Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page __.

ENHANCED DEATH BENEFIT RIDER

  If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greatest of:

     . the amount of each premium you have paid, accumulated at 5% effective annual interest (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

     . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary;

     . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

For these purposes, however, we count only those contract anniversaries that occur BEFORE (1) we receive proof of death and (2) the anniversary of the contract nearest the annuitant's 81st birthday.

  You may elect this rider ONLY when you apply for the contract and only if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page __ under "Other charges" For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

  This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

 WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

  In addition to the enhanced death benefit and of withdrawal charge riders discussed above, we currently make available two other optional benefits. These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request.

  Accumulated value enhancement.  Under this rider, we will increase the total
  -----------------------------
value of the contract on a monthly basis if the covered person (who must be the annuitant) satisfies both of the following conditions:

     . You are unable to perform at least 2 activities of daily living without human assistance or have a cognitive impairment, and

     . You are receiving certain qualified services described in the rider.

The amount of the increase (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before the covered person becomes eligible for any increase.

  You may elect this rider only when you apply for the contract. There is a monthly charge for this rider. The charge is described under "Other charges" on page ___.

  The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if the total value of the contract falls below an amount equal to 25% of your initial premium payment. The rider will also terminate on the contract's date of maturity. You may cancel the rider by written notice at any time. The rider charge will terminate by written notice at any time. The rider charge will terminate when the rider terminates.


  You cannot elect this rider unless you have also elected the of withdrawal charge benefit rider. In certain marketing materials, this rider may be referred to as "CareSolutions Plus."

  Guaranteed retirement income benefit.  Under this rider, we will guarantee the
  ------------------------------------
amount of annuity payments you receive, if the following conditions are satisfied:

     . The date of maturity must be within the 30 day period following a contract anniversary.

     . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

     . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

  You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

  If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan.

(These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

  If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

  There is a monthly charge for this rider, which is described at page __ under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

                            ADDITIONAL INFORMATION

  This section of the prospectus provides additional information that is not contained in the Basic Information section on pages __ through __.

  CONTENTS OF THIS SECTION                                    PAGES TO SEE

  Description of JHVLICO ...........................................

  Who should purchase a contract ...................................

  How we support the variable investment options ...................

  How we support the guarantee periods .............................

  How the guarantee periods work ...................................

  The accumulation period ..........................................

  The annuity period ...............................................

  Variable investment option valuation procedures ..................

  Distribution requirements following death of owner ...............

  Miscellaneous provisions .........................................

  Tax information ..................................................

  Further information about JHVLICO ................................

  Management's discussion and analysis .............................

  Year 2000 impact .................................................

  Performance information ..........................................

  Reports ..........................................................

  Voting privileges ................................................

  Certain changes ..................................................

  Distribution of contracts ........................................

  Impact of the year 2000 issue ....................................

  Registration statement ...........................................

  Experts ..........................................................

  Appendix A - Details About Our Guarantee Periods .................

  Appendix B - Examples of Withdrawal Charge Calculation ...........

 DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company organized, in 1979, under the
laws of the Commonwealth of Massachusetts.   We have authority to transact
business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company ("John Hancock"), a mutual life insurance company organized in Massachusetts in 1862. Both companies are headquartered in Boston, Massachusetts.

  A major financial services provider, John Hancock had more than $67.0 billion of assets as of December 31, 1998. As JHVLICO's parent, John Hancock will from time to time make capital contributions to JHVLICO to enable it to meet its reserve requirements and expenses in connections with its business and to ensure that it maintains a positive net worth.

WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also designed the contracts for purchase under:

     . pension and profit-sharing plans qualified under Section 401(c) of the Code, known as H.R. 10 Plans;

     . pension or profit-sharing plans qualified under sections 401(a) or 403(a) of the Code, known as "corporate plans";

     . plans qualified under Section 401(k) of the Code;

     . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

     . individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code.

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

 HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the Fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Trusts' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

     . withdraw all or a portion of any such amount from the contract,

     . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations from those that are available at any time.

GUARANTEED INTEREST RATES

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

--------------------------------------------------------------------------------
 We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.
--------------------------------------------------------------------------------

  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 1.

CALCULATION OF MARKET VALUE ADJUSTMENT ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     . death benefits pursuant to your contract,

     . amounts you apply to an annuity option, and

     . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract. Here is how the MVA works:

--------------------------------------------------------------------------------
 We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken WITH

     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------

  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

--------------------------------------------------------------------------------
Because of exemptive and exclusionary provisions, interests in the guarantee periods have not been registered under the Securities Act of 1933, and our non-unitized separate account has not been registered as an investment company under the Investment Company Act of 1940. Accordingly, neither the general account nor any of its assets are subject to the provision of these acts. We have been advised that the SEC staff has not reviewed the disclosure in this prospectus relating to the guarantee periods. Disclosure regarding the guarantee periods may, however, be subject to certain generally-applicable provisions of the Federal securities laws relating to accuracy and completeness of statements made in prospectuses.
--------------------------------------------------------------------------------

THE ACCUMULATION PERIOD

YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS

  Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

VALUATION OF ACCUMULATION UNITS

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

        -----------------------------------------------------
          dollar amount of transaction
                           DIVIDED BY
          value of one accumulation unit for the applicable variable investment option at the time of such transaction
        -----------------------------------------------------

  The value of each accumulation unit will change daily depending upon the investment performance of the Fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

        -------------------------------------------
        number of accumulation units in the
        variable investment options
                           TIMES
        value of one accumulation unit for the
        applicable variable investment option at
        that time
        -------------------------------------------

YOUR VALUE IN THE GUARANTEE PERIODS

  On any date, the total value of your contract in a guarantee period equals:

     . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     . the amount of any charges and fees deducted from that guarantee period, PLUS

     . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

  Annuity payments are made to the annuitant, if still living. If more that one annuitant is living at the date of maturity, the payments are made to the younger of them.

DATE OF MATURITY

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

     . at least 6 months after the date the first premium payment is applied to your contract, and

     . no later than the maximum age specified in your contract (normally age 95).

  Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page __.)

CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS

  During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

  We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

  We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge

  Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

SELECTING AN ANNUITY OPTION

  Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 32 below).

  Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

  If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

  Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if

     . you have not made an election prior to the annuitant's death;

     . the beneficiary is entitled to payment of a death benefit of at least
       $5,000 in a single sum; and

     . the beneficiary notifies us of the election prior to the date the proceeds become payable.

VARIABLE MONTHLY ANNUITY PAYMENTS

  We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

  The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

     . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   ASSUMED INVESTMENT RATE
   -----------------------

  The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

FIXED MONTHLY ANNUITY PAYMENTS

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of

     . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

ANNUITY OPTIONS

  Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

  OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

  Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

  OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

  OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

  OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

  OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

  With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

  If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

     . Option A:  "life annuity with 5 years guaranteed" and

     . Option B:  "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

  We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the box below. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

  In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

--------------------------------------------------------------------------------
 IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

     . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the entire interest (as discussed below) in the contract on the date of your death must be:

     (1)  paid out in full within five years of your death or

     (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death

  If you are the annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the annuitant, the entire interest equals

     . the surrender value if paid out in full within five years of your death, or

     . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN

     . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

--------------------------------------------------------------------------------

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

ASSIGNMENT; CHANGE OF OWNER OR BENEFICIARY

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. The contract designates the person you choose as beneficiary. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

     . the rights of any assignees of record and

     . certain other conditions.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

OUR INCOME TAXES

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). Each Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

CONTRACTS NOT PURCHASED TO FUND A TAX QUALIFIED PLAN

   UNDISTRIBUTED GAINS
   -------------------

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

  However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   ANNUITY PAYMENTS
   ----------------

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   SURRENDERS AND WITHDRAWALS BEFORE DATE OF MATURITY
   --------------------------------------------------

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. The taxable portion generally equals the amount, if any, by which the payment exceeds your then investment in the contract. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

   PENALTY FOR PREMATURE WITHDRAWALS
   -------------------------------------

  The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   ACCUMULATED VALUE ENHANCEMENT RIDER
   -----------------------------------

  If you have elected the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge associated with this rider is deemed withdrawal from the contract which would be subject to income tax and, if you have not yet attained age 59 1/2, the special 10% penalty tax for withdrawals from contracts before the age of 59 1/2. You should consult a competent tax adviser before electing this rider.

DIVERSIFICATION REQUIREMENTS

  Each of the Funds of the Trusts intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the Fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of Fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

CONTRACTS PURCHASED FOR A TAX QUALIFIED PLAN

  We have no responsibility for determining whether a particular retirement plan satisfies the applicable requirements of the Code or whether a particular employee is eligible for inclusion under a plan.

   WITHHOLDING ON ROLLOVER DISTRIBUTIONS
   -------------------------------------

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it indirectly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

   CONTRACTS PURCHASED AS INDIVIDUAL RETIREMENT ANNUITIES (IRAS)
   -------------------------------------------------------------

  An individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to take a federal income tax deduction of up to $2,000 per year for contributions to the IRA. (You can never, however, deduct more than 100% of your compensation includable in your gross income for the year.) You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally deduct up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

  If you or your spouse is an active participant in an employer-sponsored retirement plan, you may make deductible premium payment only if your adjusted gross incomes do not exceed certain amounts. You can still contribute the full $2,000 for each of you and your spouse, however, even though they are not deductible. Nor can you take a deduction for premium payments made in or after the taxable year in which you attain age 70 1/2 or for a "rollover contribution" as defined in the Code.

  If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from an IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences, if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

  The tax law requires that annuity payments under an IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   CONTRACTS PURCHASED UNDER CERTAIN NON-DEDUCTIBLE IRAS (ROTH IRAS)
   -----------------------------------------------------------------

  In general, you may make purchase payments of up to $2,000 each year for a new type of non-deductible IRA contract, known as a ROTH IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribution to a ROTH IRA. Also, the $2000 maximum for a ROTH IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $15,000.

  If you hold your ROTH IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract if:

     . after you reach age 59 1/2,

     . on your death or disability, or

     . to one of the following qualified first-time home purchasers, subject to a $10,000 lifetime maximum: you or your spouse, child, grandchild, or ancestor.

  The Code treats payments you receive from a ROTH IRA that do not qualify for the above tax free treatment as a return of the contributions you made first. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

  You may make a tax-free rollover contribution from a non-ROTH IRA, unless

     . you have adjusted gross income over $100,000, or

     . you are a married taxpayer filing a separate return.

The $2,000 ROTH IRA contribution limit does not apply to tax-free rollover contributions.

  You must, however, pay tax on any portion of the non-ROTH IRA being rolled over that represents income on a previously deductible IRA contribution. No similar limitations apply to rollovers from one ROTH IRA to another ROTH IRA.

   CONTRACTS PURCHASED UNDER SECTION 403(B) PLANS (TSA)
   ----------------------------------------------------

  Under these tax-sheltered annuity ("TSA") arrangements, public school systems and certain tax-exempt organizations can make premium payments into a contracts owned by their employees that are not taxable currently to the employee.

  The amount of such non-taxable contributions each year

     . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

     . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,000; and

     . is subject to certain other limits (described in Section 415 of the Code).

  When we make annuity payments from the contract, such payments are taxed to the employee or other payee under the same rules that apply to such payments under corporate plans (discussed below), except that five-year averaging and capital gain phase-out are not available.

  When we make payments from a TSA contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

  Moreover, the Code prohibits distributions from a TSA contract before the employee reaches age 59 1/2, except

     . on the employee's separation from service, death, or disability,

     . with respect to distributions of assets held under a TSA contract as of December 31, 1988,

     . transfers and exchanges to other products that qualify under Section
       403(b).

   CONTRACTS PURCHASED FOR "CORPORATE" PLANS
   -----------------------------------------

  In general, an employer may deduct from its taxable income premium payments it makes under

     . a qualified pension or profit-sharing plan described in Section
       401(a) of the Code or

     . a qualified annuity plan described in Section 403(a) of the Code.

Nor do the employees participating in the plan have to pay tax on such contributions when made.

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment.

  Certain special five-year income tax averaging provisions are available for total distributions made in 1999, but not after that. Other favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

     CONTRACTS PURCHASED FOR H.R. 10 (SELF-EMPLOYED) PLANS
     -----------------------------------------------------

  Self-employed persons, including partnerships, purchase contracts for tax qualified pension and profit-sharing plans that they establish for themselves and for their employees. The Code limits the maximum amount of premium payments that the self-employed person may deduct for federal income tax purposes each year. With respect to variable annuity contracts issued on the life of self-employed persons under such plans, the maximum generally is the lesser of

     . $30,000, or

     . 25% of "earned income" (as defined in the Code).

  Self-employed persons must also make premium payments for their employees (who have met certain eligibility requirements) at least at the same rate as they do for themselves.

  Tax qualified plans may permit self-employed persons and their employees to make additional premium payments themselves (which are not deductible) of up to 10% of earned income or compensation.

  When we make annuity payments under an H.R. 10 contract, the payee must pay federal income taxes under the same rules that apply to such payments under corporate plans (discussed above).

  The tax treatment of annuity payments is also the same as under corporate plans (discussed above); as, in most respects, is the tax treatment of single sum payments.

  The same rules discussed above that determine for corporate plans (a) when annuity payments must commence and (b) the 10% penalty tax on certain early distributions also apply to H.R. 10 plans.

     CONTRACTS PURCHASED FOR "TOP-HEAVY" PLANS
     -----------------------------------------

  Certain corporate and H.R. 10 plans may fall within Section 416 of the Code's definition of "top-heavy plans." This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

     TAX-FREE ROLLOVERS
     ------------------

  The discussion above covers certain fully or partially tax-free "rollovers" from a regular IRA to a ROTH IRA. You may also make a tax-free rollover from

     . a regular IRA to another regular IRA,

     . any tax-qualified plan to a regular IRA,

     . any tax-qualified plan to another tax-qualified plan of the same type
       (i.e. TSA to TSA, corporate plan to corporate plan, etc.)

  We do not have to withhold tax if you roll over your entire distribution and you request us to pay it directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

     SEE YOUR OWN TAX ADVISER
     ------------------------

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an Annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls.
 For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes variable and universal life insurance policies in all states except New York. JHVLICO is wholly-owned by John Hancock Mutual Life Insurance Company ("John Hancock"), a mutual life insurance company organized under the laws of Massachusetts in 1862. At December 31, 1998, JHVLICO had
$62.6 billion of life insurance in force.

  JHVLICO markets its policies through

     (1) John Hancock's sales organization, which includes a proprietary sales force employed at John Hancock's own agencies and a network of independent general agencies, and

     (2) various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

  In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and rename it John Hancock Life Insurance Company of America. On March 5, 1998, John Hancock Life Insurance Company of America changed its name to Investors Partner Life Insurance Company ("IPL"). At December 31, 1998, IPL's principal business consisted of a run-off of a block of single premium whole life insurance. More information about IPL is contained in Note 2 to JHVLICO's Financial Statements, beginning on page 66.

SELECTED FINANCIAL DATA

  You should read the following financial data for JHVLICO along with

     (1) "Management's Discussion and Analysis of Financial Condition and Results of Operations, immediately following this section, and

     (2) JHVLICO's financial statements and the notes to the financial statements, beginning on page 58.

  Past results do not necessarily indicate future results. The selected financial data and financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners ("NAIC") ("statutory accounting practices."). See Note 1 to JHVLICO's financial statements, beginning on page 62, for additional information about the accounting practices.

                                                       SELECTED FINANCIAL DATA
                                                                            YEAR ENDED AT DECEMBER 31
                                               -------------------------------------------------------------------------------
                                                        1998            1997          1996            1995            1994
                                                                                 (IN MILLIONS)
SELECTED FINANCIAL DATA

INCOME STATEMENT DATA
       Premiums                                    $  1,272.3      $    872.7      $    820.6      $    570.9     $    430.5
       Net investment income                            122.8            89.7            76.1            62.1           57.6
       Other income, net                                618.1           449.1           427.7            98.7          105.9
                                               ---------------  --------------  --------------  --------------  --------------
             TOTAL REVENUES                           2,013.2         1,411.5         1,324.4           731.7          594.0
       Total benefits and expenses                    1,963.9         1,342.5         1,249.0           672.2          566.4
       Income tax expense                                33.1            38.5            38.6            28.4           15.0
       Net realized capital gains (losses)               (0.6)           (3.0)           (1.5)            0.5            0.4
                                               ---------------  --------------  --------------  --------------  --------------
       Net gain                                    $     15.6      $     27.5      $     35.3      $     31.6     $     13.0

BALANCE SHEET DATA
       Total assets                                $  8,599.0      $  6,521.5      $  4,567.8      $  3,446.3     $  2,626.9
       Total obligations                              8,268.2         6,199.8         4,284.7         3,197.6        2,409.0
                                               ---------------  --------------  --------------  --------------  --------------
       Total stockholder's equity                  $    330.8      $    321.7      $    283.1      $    248.7     $    217.9


 MANAGEMENT'S DISCUSSION AND ANALYSIS

FINANCIAL CONDITION

  During the past fiscal year, JHVLICO's total assets grew primarily due to the growth in the total assets of the JHVLICO's separate accounts. Likewise, its total obligations grew. Total shareholder equity also grew during this period.
 The following chart shows the percentage of growth in total assets, total obligations and total shareholder equity for the last fiscal year:

                                                                    YEAR ENDED DECEMBER 31
                                                                    ----------------------
                                                                       1998         1997
                                                                       ----         ----
                                                                         (IN MILLIONS)        % CHANGE
-------------------------------------------------------------------------------------------------------
Total assets  -  JHVLICO                                            $ 8,599.0    $ 6,521.5      31.9%
-------------------------------------------------------------------------------------------------------
Total assets  -  JHVLICO separate accounts                          $ 6,595.2    $ 4,691.1      40.6%
-------------------------------------------------------------------------------------------------------
Total obligations - JHVLICO                                         $ 8,268.2    $ 6,199.8      33.4%
-------------------------------------------------------------------------------------------------------
Total obligations - JHVLICO separate accounts                       $ 6,589.4    $ 4,685.7      40.6%
-------------------------------------------------------------------------------------------------------
Total shareholder equity                                            $   330.8    $   321.7       2.8%
-------------------------------------------------------------------------------------------------------

  Separate account assets and liabilities consist primarily of the fund balances associated with JHVLICO's variable life and annuity business. The asset holdings include fixed income, equity, growth, total return, real estate, global, and international mutual funds with liabilities representing amounts due to policyholders.

  During the 1997 fiscal year, a similar pattern of growth occurred. It is shown on the following chart:

                                                         YEAR ENDED DECEMBER 31
                                                         ----------------------
                                                          1997           1996
                                                          ----           ----
                                                              (IN MILLIONS)              % CHANGE
--------------------------------------------------------------------------------------------------
Total assets - JHVLICO                                 $  6,521.5      $  4,567.8          42.8%
--------------------------------------------------------------------------------------------------
Total assets - JHVLICO separate accounts               $  4,691.1      $  3,290.5          42.6%
--------------------------------------------------------------------------------------------------
Total obligations - JHVLICO                            $  6,199.8      $  4,284.7          44.7%
----------------------------------------------------------------------------------------------------
Total obligations - JHVLICO separate accounts          $  4,685.7      $  3,285.8          42.6%
----------------------------------------------------------------------------------------------------
Total shareholder equity                               $    321.7      $    283.1          13.6%
----------------------------------------------------------------------------------------------------

INVESTMENTS

  JHVLICO's bond portfolio remains highly diversified. It maintains the diversity of its bond portfolio by

     (1) investing in a wide variety of geographic regions and industry groups, and

     (2) limiting the size of individual investment relative to the total portfolio.

  JHVLICO invests new money predominantly in long-term investment grade corporate bonds. As a result, 86.1% of JHVLICO's general account bonds were investment grade bonds, and 10.8% were medium grade bonds as of December 31, 1998. The corresponding percentages as of December 31, 1997, were 90.2% and 7.5%, respectively. For medium grade bonds, JHVLICO invests mostly in private placements that provide long-term financing for medium size companies. These bonds typically are protected by individually negotiated financial covenants and/or collateral. As of December 31, 1998, the remaining 3.1% of JHVLICO's total general account bonds consisted of lower grade bonds and bonds in default. Bonds in default represent 0.6% of JHVLICO's general account bonds.

  Management believes JHVLICO's commercial mortgage lending practices continues to be strong. JHVLICO generally makes mortgage loans against properties with proven track records and high occupancy levels. Typically, JHVLICO does not make construction or condominium loans nor lend more than 75% of the property's value at the time of the loan. JHVLICO uses a computer based mortgage risk analysis system in managing the credit risk related to its mortgage loans.

  JHVLICO has outstanding commitments to purchase long-term bonds and issue real estate mortgages totaling $5.9 million and $24.8 million, respectively, at December 31, 1998. The corresponding amounts at December 31, 1997 were $168.6 million and $28.3 million, respectively. JHVLICO monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. Most of the commitments at December 31, 1998 expire in 1999.

RESERVES AND OBLIGATIONS

  JHVLICO's obligations consist primarily of aggregate reserves for life policies and annuity contracts. As of December 31, 1998, JHVLICO's general account reserves totaled $1,652.0 million and its separate account obligations totaled $6,589.4 million. As of December 31, 1997, the corresponding amounts were $1,124.3 million and $4,685.7 million, respectively. JHVLICO computes these liabilities in accordance with commonly accepted actuarial standards. Its actuarial assumptions are in accordance with, or more conservative than, those called for in state regulations. All reserves meet the requirements of Massachusetts insurance laws.

  Every year, JHVLICO performs reserve adequacy testing, usually during the fourth quarter. Intensive asset adequacy testing was performed in 1998 for the vast majority of reserves. During 1997, JHVLICO refined certain assumptions inherent in the calculation of reserves related to AIDS claims under individual life policies resulting in a $6.4 million increase in stockholder's equity at December 31, 1997. During 1998, JHVLICO made no refinements to reserves.

  JHVLICO's investment reserves include the asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") required by the NAIC and state insurance regulatory authorities. The AVR stabilizes statutory surplus from non-interest related fluctuations in the market value of bonds, stocks, mortgage loans, real estate and other invested assets. The AVR generally captures realized and unrealized capital gains or losses on such assets, other than those resulting from interest rate changes.

  Each year, the amount of an insurer's AVR will fluctuate as the non-interest related capital gains and/ or losses are absorbed by the reserve. To adjust for such changes over time, an annual contribution must be made to the AVR equal to 20% of the difference between the AVR reserve objective (as determined annually according to the type and quality of an insurer's assets) and the actual AVR.

  JHVLICO includes the AVR in its obligations. Its AVR was $21.9 million at December 31, 1998, and $18.6 million as of December 31, 1997. During 1998, JHVLICO made a voluntary contribution of 0.7% million to the AVR. Such contributions may result in a slower rate of growth of, or a reduction to, shareholder equity. Changes in the AVR are accounted for as direct increases or decreases in shareholder equity. The impact of the AVR on JHVLICO's shareholder equity position will depend, in part, on JHVLICO's investment portfolio.

  The IMR captures realized capital gains and losses (net of taxes) on fixed income investments (primarily bonds and mortgage loans) resulting from changes in interest rate levels. JHVLICO does not reflect these amounts in its shareholder equity account in its capital account but amortizes them into net investment income over the estimated remaining lives of the investments disposed. At December 31, 1998 and December 31, 1997, JHVLICO's IMR balance was $10.7 million and $7.8 million, respectively. The impact of the IMR on JHVLICO's shareholder equity depends upon the amount of future interest related capital gains and losses on fixed income investments.

RESULTS OF OPERATIONS

   1998 COMPARED TO 1997
   ---------------------

  Net gains from operations, before net realized capital gains/losses, totaled $16.2 million in 1998, $14.3 million lower than in 1997. A net loss of $9.8 million in 1998 to the individual annuity line of business contributed significantly to this decrease in operating gain. First year commissions and taxes on sales of $340.0 million of corporate-owned life insurance further diminished the gain.

  During 1998, total revenues increased by 42.6% (or $601.7 million) to $2,013.2 million. Premium, net of premium ceded to reinsurers, increased by 45.8% (or $399.6 million) to $1,272.3 million. Net investment income increased by 36.9% (or $33.1 million) to $122.8 million. This increase is primarily due to a 47.8% (or $31.0 million) increase in gross income on long-term bonds, and a 27.8% (or $5.4 million) increase in gross income on commercial mortgages. The increases can both be attributed to an increased asset base. Other income increased by $169.0 million as a result of reserve adjustments on reinsurance ceded.

  During 1998, total benefits and expenses increased by 46.3% (or $621.4 million) to $1,963.9 million. Benefit payments and additions to reserves increased by 52.4% (or $571.4 million) to $1,661.6 million. This increase is largely the result of an increase in reserves of $297.4 million associated with the sale of corporate owned life insurance. Insurance expenses increased by 17.6% (or $41.0 million) to $274.2 million. This consists of a $27.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $13.7 million increase in the expenses of providing services to policyholders.

   1997 COMPARED TO 1996
   ---------------------

  Net gain from operations totaled $30.5 million during 1997, $6.3 million lower than in 1996. The decrease in operating gain resulted largely from the implementation of a reinsurance agreement that ceded variable annuity business to John Hancock during 1996. The implementation of the agreement created a one-time gain in 1996, which did not recur in 1997.

  During 1997, total revenues increased by 6.6% (or $87.1 million) to $1,411.5 million. Premiums, net of premium ceded to reinsurers, increased by 6.3% (or $52.1 million) to $872.7 million. Net investment income increased by 17.9% (or $13.6 million) to $89.7 million during 1997. This increase resulted largely from a 10.1% (or $5.9 million) increase in gross income on long-term bonds and a 49.7% (or $5.4 million) increase in gross income on commercial mortgages. Both increases can be attributed to an increased asset base. Other income increased by $21.4 million as a result of reserve adjustments on reinsurance ceded and income from fees associated with separate accounts.

  During 1997, total benefits and expenses increased by 7.5% (or $93.5 million) to $1,342.5 million. Benefit payments and additions to reserves increased by 6.2% (or $64.0 million) to $1,090.2 million. Insurance expense increased by 13.5% (or $27.7 million) to $233.2 million. The insurance expense increase consists of an $18.3 million increase in commission expense resulting from the sale of new and renewal business, and a $9.4 million increase in the expense of providing service to policyholders.

LIQUIDITY AND CAPITAL RESOURCES

  JHVLICO's liquidity resources for the past two fiscal years were as follows

                                                      YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                      1998          1997
                                                      ----          ----
TYPE OF INVESTMENTS                                     (IN MILLIONS)
-----------------------------------------------------------------------------
  Cash and short-term investments                    $ 19.9       $143.2
-----------------------------------------------------------------------------
  Public bonds                                       $461.9       $561.2
-----------------------------------------------------------------------------
  Investment-grade private placement bonds           $619.9       $461.7
-----------------------------------------------------------------------------


 In addition, JHVLICO's separate accounts are highly liquid and available to meet most outflow needs for variable life insurance.

  JHVLICO's management believes the liquidity resources of $1,101.7 million as of December 31, 1998, strongly position JHVLICO to meet all its obligations to policyholders and others. Funds provided by normal operations generally satisfy JHVLICO's financing needs. As of December 31, 1998, JHVLICO has a $61.9 million note payable to an affiliate. The interest is paid on a variable rate, and the principal is expected to be repaid by the end of the first quarter of 1999. As of December 31, 1997, JHVLICO had no outstanding borrowings.

  Total surplus, also know as stockholder's equity, plus the AVR, amounted to $352.7 million as of December 31, 1998, and $340.3 million as of December 31, 1997. The current statutory accounting treatment of taxes for deferred acquisition costs ("DAC taxes") currently results in a reduction to JHVLICO's surplus. This reduction will persist during periods of growth in new business.
 DAC taxes result from federal income tax law that approximates acquisition expenses, and then spreads the corresponding tax deduction over a period of years. As a result, the DAC tax is collected immediately and subsequently returned through tax deductions in later years.

  Since it began operations, JHVLICO has received a total of $381.8 million in capital contributions from John Hancock, of which $377.5 million is credited to paid-in capital and $2.5 million was credited to capital stock as of December 31, 1998 and 1997. In 1993, JHVLICO returned $1.8 million of capital to John Hancock. To support JHVLICO's operations, for the indefinite future, John Hancock will continue to make capital contributions, if necessary, to ensure that JHVLICO maintains shareholder's equity of at least $1.0 million. JHVLICO's stockholder's equity, net of unassigned deficit, amounted to $330.8 million at December 31, 1998, and $321.7 million at December 31, 1997.

  In December, 1992, the NAIC approved risk-based capital ("RBC") standards for life insurance companies. It also approved a model act (the "RBC Model Act") to apply such standards at the state level. The RBC Model Act requires life insurers to submit an annual RBC report comparing the company's total adjusted capital (statutory surplus plus AVR, voluntary investment reserves, and one-half the apportioned dividend liability) with its risk-based capital as calculated by an RBC formula. The formula takes into account the risk characteristics of the company's investments and products. Insurance regulators use the formula as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action, not as a means to rank insurers. As of December 31, 1998, JHVLICO's total adjusted capital as defined by the NAIC was well in excess of the RBC standards.

REINSURANCE

  To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Financial Statements.

SEPARATE ACCOUNT

  State laws permit insurers to establish separate accounts in which hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contradictors. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

COMPETITION

  The life insurance business is highly competitive. There are approximately 1,600 stock, mutual, and other types of insurers in the life and health insurance business in the United States. According to the July, 1998, issue of Best's Review Life/Health, JHVLICO ranks 109th in terms of individual direct ordinary life insurance net premiums written during 1997. JHVLICO's parent, John Hancock, ranks 9th.

  Best's Company Report, dated March 15, 1998, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++u, its highest, based on the strength of its parent company and the capital guarantee discussed above. On May 15, 1998, A.M. Best placed John Hancock under review following the announcement of its plans to demutualize. Standard & Poor's Corporation and Duff & Phelps Credit Rating Company have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

EMPLOYEES AND FACILITIES

  John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 1998 and 1997 to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $157.5 million and $123.6 million in 1998 and 1997, respectively.

  Approximately 1,100 of John Hancock's field office employees and agents are members of a labor union. The agreement with union employees and agents was ratified in June, 1996.

TRANSACTIONS WITH JOHN HANCOCK

  As indicated, property, personnel and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations, and the two companies have entered into certain reinsurance arrangements. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. See Note 5 of the Notes to Financial Statements.

  John Hancock receives no additional compensation for its services as underwriter and distributor of the Contracts issued by JHVLICO.

REGULATIONS

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by:

     (1) changes in state law relating to asset and reserve valuation requirements;

     (2)  limitations on investments and risk-based capital requirements; and,

     (3) at the federal level, laws and regulations that may affect certain aspects of the insurance industry.

States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority, to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that

     (1) such insurer is not maintaining minimum statutory surplus or capital or

     (2) further transaction of business would be hazardous to the policyholders.

Based upon their current or anticipated levels if statutory surplus and the volume of their new sales, JHVLICO and its affiliates do not believe regulations will limit their issuance of new insurance business.

  Although the federal government does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal laws and regulations may significantly affect the insurance business by removing barriers preventing banks from engaging in the insurance business, limiting medical testing for insurability, changing the tax laws affecting the taxation of insurance companies and insurance products, and prohibiting the use of gender in determining insurance and pension rates and benefits. Such initiatives could impact the relative desirability of various personal investment vehicles.

DIRECTORS

  The directors and executive officers of JHVLICO are as follows:

-----------------------------------------------------------------------------------------------------------------
NAME                         AGE  POSITION WITH JHVLICO        OTHER BUSINESS WITHIN PAST 5 YEARS
-----------------------------------------------------------------------------------------------------------------
David D'Alessandro,                                            President and Chief Operating Officer,
Director                     48   Chairman                     John Hancock
-----------------------------------------------------------------------------------------------------------------
Michele G. Van Leer,                                           Senior Vice President, Life Product
Director                     42   Vice Chairman & President    Management, John Hancock
-----------------------------------------------------------------------------------------------------------------
Robert S. Paster,                                              Second Vice President, Direct Distribution,
Director                     47   Vice President               John Hancock
-----------------------------------------------------------------------------------------------------------------
Joseph A. Tomlinson,                                           Vice President, Annuity and Special Products,
Director                     52   Vice President               John Hancock
-----------------------------------------------------------------------------------------------------------------
Robert R. Reitano,                                             Vice President, Investment Policy & Research,
Director                     50   Vice President               John Hancock
-----------------------------------------------------------------------------------------------------------------
Barbara L. Luddy,                                              Vice President, Financial Reporting & Analysis,
Director                     47   Vice President & Actuary     John Hancock
-----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
NAME                         AGE  POSITION WITH JHVLICO        OTHER BUSINESS WITHIN PAST 5 YEARS
-------------------------------------------------------------------------------------------------------------------
                                                               Vice President & Counsel, Insurance,
Ronald J. Bocage,                                              and Separate Account Products
Director                     53   Vice President & Counsel     Division, John Hancock
-------------------------------------------------------------------------------------------------------------------
Thomas J. Lee,                                                 Vice President, Life Product Systems
Director                     45   Vice President               Management, John Hancock
-------------------------------------------------------------------------------------------------------------------
Malcolm A. Cheung,                                             Vice President, Retail and Group Life Products,
Director                     44   Vice President               John Hancock
-------------------------------------------------------------------------------------------------------------------
Daniel L. Ouellette          51   Vice President, Marketing    Senior Vice President, Retail Marketing
-------------------------------------------------------------------------------------------------------------------
                                                               Senior Vice President, Real Estate Investment
Edward P. Dowd               56   Vice President, Investments  Group, John Hancock
-------------------------------------------------------------------------------------------------------------------
                                                               Vice President, Bond and Corporate Finance,
Roger G. Nastou              57   Vice President, Investments  John Hancock
-------------------------------------------------------------------------------------------------------------------
Laura L. Mangan              37   Vice President & Secretary   Corporate Secretary, John Hancock
-------------------------------------------------------------------------------------------------------------------
                                                               Senior Associate Controller, Controller's
Patrick F. Smith             57   Controller                   Department, John Hancock
-------------------------------------------------------------------------------------------------------------------
                                                               Financial Officer, Financial Sector Management,
Julie H. Indge               46   Treasurer                    John Hancock
-------------------------------------------------------------------------------------------------------------------

Executive  Compensation

     Executive officers of JHVLICO also serve one or more of the affiliated companies of John Hancock. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO. The following table provides information on the allocated compensation paid to the chief executive officer for 1998. No other executive officers of JHVLICO earned more that $100,000 during 1998. Directors of JHVLICO receive no compensation in addition to their compensation as employees of John Hancock.

                                                           Long-Term
           Name            Annual Compensation            Compensation
           ----            -------------------            ------------
                            Title     Salary   Bonus    Other    LTIP  All Other
                            -----     ------   -----    -----    ----  ---------
     David D' Alessandro   Chairman  $27,000  $34,500  $20,180  $1,528   $0

Year 2000 impact

  JHVLICO relies on John Hancock, its parent company, for information processing services. John Hancock is executing its plan to address the impact of the Year 2000 issues that result from computer programs being written using two digits to reflect the year rather than four to define the applicable year and century. Historically, the first two digits were hard-coded to save memory. Many of John Hancock's computer programs that have date-sensitive software, including those relied upon by JHVLICO, may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in an information technology (IT) system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. In addition, non-IT systems including, but not limited to, security alarms, elevators and telephones are subject to malfunction due to their dependence on embedded technology such as micro-controllers for proper operation. As described, the Year 2000 project presents a number of challenges for financial institutions since the correction of Year 2000 issues in IT and non-IT systems will be complex and costly for the entire industry.

  John Hancock began to address the Year 2000 project as early as 1994. John Hancock's plan to address the Year 2000 Project includes an awareness campaign, an assessment period, a renovation stage, validation work and an implementation of Company solutions.

  The continuous awareness campaign serves several purposes: defining the problem, gaining executive level support and sponsorship, establishing a team and overall strategy, and assessing existing information system management resources. Additionally, the awareness campaign establishes an education process to ensure that all employees are aware of the Year 2000 issue and knowledgeable of their role in securing solutions.

  The assessment phase, which was completed for both IT and non-IT systems as of April 1998, included the identification, inventory, analysis, and prioritization of IT and non-IT systems and processes to determine their conversion or replacement.

  The renovation stage reflects the conversion, validation, replacement, or elimination of selected platforms, applications, databases and utilities, including the modification of applicable interfaces. Additionally, the renovation stage includes performance, functionality, and regression testing and implementation. As of December 31, 1998, the renovation phase was substantially complete for computer applications, systems and desktops. For all remaining components, the renovation phase is underway and will be complete before the end of the second quarter of 1999.

  The validation phase consists of the compliance testing of renovated systems. The validation phase is expected to be complete by mid 1999, after renovation is accomplished. Testing facilities will be used through the remainder of 1999 to perform special functional testing. Special functional testing includes testing, as required, with material third parties and industry groups and performing reviews of "dry runs" of year-end activities. Scheduled testing of material relationships with third parties, including those impacting JHVLICO, is underway. It is anticipated that testing with material business partners will continue through much of 1999.

  Finally, the implementation phase involves the actual implementation of converted or replaced platforms, applications, databases, utilities, interfaces, and contingency planning. Implementation is being performed concurrently during the renovation phase and is expected to be completed before the end of the second quarter of 1999.

  The costs of the Year 2000 project consist of internal IT personnel and external costs such as consultants, programmers, replacement software, and hardware. The costs of the Year 2000 project are expensed as incurred. The project is funded partially through a reallocation of resources from discretionary projects. Through December 31, 1998, John Hancock has incurred and expensed approximately $9.8 million in related payroll costs for its internal IT personnel on the project. The estimated range of remaining internal IT personnel costs of the project is approximately $8 to $9 million. Through December 31, 1998, John Hancock has incurred and expensed approximately $36.4 million in external costs for the project. The estimated range of remaining external costs of the project is approximately $35 to $36 million. The total costs of the Year 2000 project to John Hancock, based on management's best estimates, include approximately $18 million in internal IT personnel, $7.4 million in the external modification of software, $34.2 million for external solution providers, $19.4 million in replacement costs of non-compliant IT systems and $12.6 million in oversight, test facilities and other expenses. Accordingly, the estimated range of total costs of the Year 2000 project to John Hancock, internal and external, is approximately $90 to $95 million. However, there can be no guarantee that these estimates will be achieved and actual results could materially differ from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

  John Hancock's total Year 2000 project costs include the estimated impact of external solution providers and are based on presently available information. However, there is no guarantee that the systems of other companies that John Hancock's systems rely on will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with John Hancock's systems, including those upon which JHVLICO relies, would not have material adverse effect on John Hancock or JHVLICO. It is documented in trade publications that companies in foreign countries are not acting as intensively as domestic companies to remediate Year 2000 issues. Accordingly, it is expected that Company facilities based outside the United States face higher degrees of risks from data exchanges with material business partners. In addition, JHVLICO has numerous customers that hold its products. Nearly all products sold by JHVLICO contain date sensitive data, examples of which are policy expiration dates, birth dates and premium payment dates. Finally, the regulated nature of JHVLICO's industry exposes it to potential supervisory or enforcement actions relating to Year 2000 issues.

  John Hancock's contingency planning initiative related to the Year 2000 project is underway. The plan is addressing John Hancock's readiness as well as that of material business partners on whom John Hancock and JHVLICO depend. John Hancock's contingency plans are being designed to keep each subsidiary's operations functioning in the event of a failure or delay due to the Year 2000 record format and date calculation changes. Contingency plans are being constructed based on the foundation of extensive business resumption plans that John Hancock has maintained and updated periodically, which outline responses to situations that may affect critical business functions. These plans also provide emergency operations guidance, which defines a documented order of actions to respond to problems. These extensive business resumption plans are being enhanced to cover Year 2000 situations.



 PERFORMANCE INFORMATION

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option. Total return at the Account level is the percentage change between

     . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

     . the value at the end of such period.

  At Account level, total return reflects adjustments for

     . the mortality and expense risk charges,

     . the annual contract fee, and

     . any withdrawal charge payable if the owner surrenders his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Trust level where comparable charges are not deducted.

  We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is the same as the standard format except that it will not reflect any withdrawal charge.

  We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. CURRENT YIELD refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  EFFECTIVE YIELD is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  We also advertise current yield for investments in the other variable investment options. For investments in these options, we calculate current yield by the following formula:

--------------------------------------------------------------------------------
the annualization of the income earned by a investment in the variable investment option during a recent 30-day period
                  DIVIDED BY
the maximum offering price per unit of the variable investment option at the end of such 30-day period
--------------------------------------------------------------------------------

  In all cases, current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Trusts.

VOTING PRIVILEGES

  At meetings of the Trusts' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

  We reserve the right, subject to applicable law, including any required shareholder approval,

     . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     . to add or delete variable investment options,

     . to change the underlying investment vehicles,

     . to operate the Account in any form permitted by law, and

     . to terminate an Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

DISTRIBUTION OF CONTRACTS

  John Hancock Funds, Inc. ("JHFI") acts as principal distributor of the contracts sold through this prospectus. JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Its address is 101 Huntington Avenue, Boston, Massachusetts 02199.

  You can purchase a contract through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and JHVLICO and whose representatives are authorized by applicable law to sell annuity products. We do not expect the compensation to such broker-dealers and financial institutions to exceed 7.0% of premium payments. We offer these contracts on a continuous basis, but neither John Hancock nor JHFI is obligated to sell any particular amount of contracts. We reimburse JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of these contracts. JHFI is a subsidiary of John Hancock Mutual Life Insurance Company.

REGISTRATION STATEMENT

  JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                                   page of SAI


VARIATIONS IN CHARGES ...................................................2

DISTRIBUTION ............................................................2

CALCULATION OF PERFORMANCE DATA .........................................2

OTHER PERFORMANCE INFORMATION ...........................................4

CALCULATION OF ANNUITY PAYMENTS .........................................4

ADDITIONAL INFORMATION ABOUT DETERMINING
 UNIT VALUES ............................................................6

PURCHASES AND  REDEMPTIONS OF FUND SHARES ...............................7

THE ACCOUNT .............................................................7

DELAY OF CERTAIN PAYMENTS ...............................................8

LIABILITY FOR TELEPHONE TRANSFERS .......................................8

VOTING PRIVILEGES .......................................................8

JHVLICO FINANCIAL STATEMENTS ...........................................10

SEPARATE ACCOUNT FINANCIAL STATEMENTS ..................................23


EXPERTS

  Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Mutual Life Insurance Company and the Separate Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

                         CONDENSED FINANCIAL INFORMATION
                  FOR JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

  To be filed by amendment.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                              FINANCIAL STATEMENTS

  To be filed by amendment.

                APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                         1+g    n/12
                    (----------)    -1
                      1+c+0.005
  where,

     . G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

-------------------------------------------------------------------------------------------
Amount withdrawn or transferred                  $10,000
-------------------------------------------------------------------------------------------
Guarantee period                                 7 years
-------------------------------------------------------------------------------------------
Time of withdrawal or transfer                   beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------------
Guaranteed rate (g)                              8%
-------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)     7%
-------------------------------------------------------------------------------------------
Remaining guarantee period (n)                   60 months
-------------------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:
                         1+0.08      60/12
         10,000 X [(---------------)      -1]= 243.73
                      1+0.07+0.005

 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $243.73 = $10,243.73

 SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

-------------------------------------------------------------------------------------------
Amount withdrawn or transferred                  $10,000
-------------------------------------------------------------------------------------------
Guarantee period                                 7 years
-------------------------------------------------------------------------------------------
Time of withdrawal or transfer                   beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------------
Guaranteed rate (g)                              8%
-------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)     9%
-------------------------------------------------------------------------------------------
Remaining guarantee period(n)                    60 months
-------------------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT:

                          1+0.08     60/12
            10,000 X [(-------------)     -1]= -666.42
                        1+0.09+0.005


 Amount withdrawn or transferred (adjusted for money market adjustment): $10,000
- 666.42 = $9,333.58

 SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

-------------------------------------------------------------------------------------------
Amount withdrawn or transferred                  $10,000
-------------------------------------------------------------------------------------------
Guarantee period                                 7 years
-------------------------------------------------------------------------------------------
Time of withdrawal or transfer                   beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------------
Guaranteed rate (g)                              8%
-------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)     7.75%
-------------------------------------------------------------------------------------------
Remaining guarantee period(n)                    60 months
-------------------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:

                               1+0.08     60/12
               10,000 X [(---------------)     -1]= -114.94
                           1+0.0775+0.005


 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  ------------------------------------------------------------------------

 *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

            APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

  On January 1, 1996, you make a $5,000 initial premium payment and we issue you a contract.
  On January 1, 1997, you make a $1,000 premium payment.
  On January 1, 1998, you make a $1,000 premium payment.
  On January 1, 1999, the total value of your contract is $7,500 because of good investment earnings.

  Now assume you make a partial withdrawal of $7,000 (no tax withholding) on January 2, 1999. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.34. We withdraw a total of $7,272.34 from your contract.

  $7,000.00   -- withdrawal request payable to you
  +  272.34   -- withdrawal charge payable to us
  ----------
  $7,272.34   -- total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

 1. We FIRSt distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

 2. Next we repay to you the $500 premium you paid in 1996. Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 1996 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 4%. We deduct the resulting $176 from your contract to cover the withdrawal charge on your 1996 premium payment. We pay the remainder of $4,624 to you as a part of your withdrawal request.

  $5,000
   - 200  --  free withdrawal amount (payable to you)
  ------
  $4,800
  x  .04
  ------
  $  176  --  withdrawal charge on 1996 premium payment (payable to us)

  $4,800
  -  176
  ------
  $4,624  --  part of withdrawal request payable to you

 3. We NEXT deem the entire amount of your 1997 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

  $1000
  x .05
  -----
    $50   --  withdrawal charge on 1997 premium payment (payable to us)

  $1000
   - 50
   ----
   $950   --   part of withdrawal request payable to you

 4. We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount, $4,624 from your 1996 premium payment under paragraph 2, and $950 from your 1998 premium payment under paragraph 3. Therefore, $726 is needed to reach $7,000.

  $7,000 -- total withdrawal amount requested
     500 -- profit
    -200 -- free withdrawal amount
  -4,624 -- payment deemed from initial premium payment
   - 950 -- payment deemed from 1997 premium payment
   -----
   $ 726 -- additional payment to you needed to reach $7,000

  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 1998. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you   =      Withdrawal needed - [applicable withdrawal
    charge percentage times withdrawal needed]

    $726  =   x - [.06x]
    $726  =.94x

  $  726
  ------
    0.94  =  x
 $772.34  =  x

 $772.34 -- deemed withdrawn from 1998 premium payment
-$726.00 -- part of withdrawal request payable to you
--------
 $ 46.34 --   withdrawal charge on 1998 premium deemed withdrawn (payable to us)

                        REVOLUTION VALUE VARIABLE ANNUITY

                         SUPPLEMENT DATE_______, 1999
                       TO PROSPECTUS DATED _______, 1999

  If your contract was issued in the state of New York, the following changes in the attached prospectus apply to your contract.

  On page __ of the prospectus, under the caption "Calculation of Market Value Adjustment ("MVA")," the first paragraph is replaced with the following paragraph:

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     . amounts you apply to an annuity option, and

     . amounts paid in a single sum in lieu of an annuity.

 A market value adjustment does not apply to the payment of a death benefit.

  Also on page 29 of the prospectus, under the caption "Calculation of Market Value Adjustment ("MVA")," the formula in the box is replaced with the following formula:

--------------------------------------------------------------------------------
 We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken WITH

     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/4 %, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/4 %, the market value adjustment produces a decrease in your contract's value.

--------------------------------------------------------------------------------

  On page __ of the prospectus, under the caption "Standard Death Benefit," the words "adjusted by any then-applicable market value adjustment" are deleted from the first bullet.

  Also on page __ of the prospectus, under the sub-caption " Enhanced death benefit," the parenthetical "(adjusted by any market value adjustment)" is deleted from the second bullet.

  Appendix A is replaced by the following appendix.

              APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS
                       FOR CONTRACTS ISSUED IN NEW YORK

 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with John Hancock's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period.

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                                           n
                                  1+g      -
                              (----------)/12/-1
                               1+c+0.0025

  where,

     . G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)


 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

---------------------------------------------------------------------------------------------------
Premium payment                                        $10,000
---------------------------------------------------------------------------------------------------
Guarantee period                                       7 years
---------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                         beginning of 3rd year of guaranteed period
---------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                        $11,664
---------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                    8%
---------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)           7%
---------------------------------------------------------------------------------------------------
Remaining guarantee period (n)                         60 months
---------------------------------------------------------------------------------------------------

 Maximum positive adjustment: $10,000 x (1.08/2/ - 1.03/2/) = $1,055

(i.e., the maximum withdrawal adjusted for market value adjustment is $12,719, or $11,664 + $1,055)

MARKET VALUE ADJUSTMENT:
                                                 60
                                  1 + 0.08       --
                   11,664 X [(-----------------)/12/-1]=413.58
                              1 + 0.07 + 0.0025

 Amount withdrawn or transferred (adjusted for market value adjustment): $11,664 + $413.58 = $12,077.58


 SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

--------------------------------------------------------------------------------------------------
Premium payment                                        $10,000
--------------------------------------------------------------------------------------------------
Guarantee period                                       7 years
--------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                         beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                        $11,664
--------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                    8%
--------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)           9%
--------------------------------------------------------------------------------------------------
Remaining guarantee period(n)                          60 months
--------------------------------------------------------------------------------------------------

 Maximum negative adjustment: $10,000 x (1.08/2/ - 1.03/2/) = $1,055

(i.e., the maximum withdrawal adjusted for market value adjustment is $10,609,or $11,664 - $1,055)

MARKET VALUE ADJUSTMENT:
                                              60
                                 1 + 0.08     --
                   11,664X[(-----------------/12/-1]=-652.18
                            1 + 0.09 + 0.0025

Amount withdrawn or transferred (adjusted for money market adjustment): $11,664
- $652.18 = $11,011.82


 SAMPLE CALCULATION 3: POSITIVE ADJUSTMENT LIMITED BY AMOUNT OF EXCESS INTEREST

--------------------------------------------------------------------------------------------------
Premium payment                                       $10,000
--------------------------------------------------------------------------------------------------
Existing guarantee period                             7 years
--------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                        beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                       $11,664
--------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                   8%
--------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)          5%
--------------------------------------------------------------------------------------------------
Remaining guarantee period(n)                         60 months
--------------------------------------------------------------------------------------------------

 Amount of excess interest: $10,000 x (1.08/2/ - 1.03/2/) = $1,055

(i.e. the maximum withdrawal adjusted for market value adjustment is $12,719, or $11,664 + $1,055)

MARKET VALUE ADJUSTMENT:
                                              60
                               1 + 0.08       --
                  11,664X[(-----------------)/12/-1]=1,605.54
                           1 + 0.05 + 0.0025

Since the market value adjustment exceeds the amount of excess interest of $1,055, the actual market value adjustment is $1,055.

 Amount withdrawn or transferred (adjusted for market value adjustment): $11,664 + $1,055 = $12,719


 SAMPLE CALCULATION 4: NEGATIVE ADJUSTMENT LIMITED BY AMOUNT OF EXCESS INTEREST

--------------------------------------------------------------------------------------------------
Premium payment                                       $10,000
--------------------------------------------------------------------------------------------------
Guarantee period                                      7 years
--------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                        beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                       $11,664
--------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                   8%
--------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)          10%
--------------------------------------------------------------------------------------------------
Remaining guarantee period(n)                         60 months
--------------------------------------------------------------------------------------------------

 Amount of excess interest: $10,000 x (1.08/2/ - 1.03/2/) = $1,055

(i.e., the minimum withdrawal adjusted for market value adjustment is $10,609, or $11,664 - $1,055)

MARKET VALUE ADJUSTMENT:

                                             60
                              1 + 0.08       --
                 11,664X[(-----------------)/12/-1]=-1,142.61
                          1 + 0.10 + 0.0025

 Since the market value adjustment exceeds the amount of excess interest of $1,055, the actual market value adjustment is -$1,055.

 Amount withdrawn or transferred (adjusted for market value adjustment): $11,664
- $1,055 = $10,609

  ------------------------------------------------------------------------

 *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.